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                                                                    EXHIBIT 24.1

                                POWER OF ATTORNEY

         Each person whose signature appears below appoints Larry A. Mizel, Paris G. Reece, III, Michael Touff and Joseph H. Fretz, and each of them, his attorneys-in-fact, with full power of substitution, for him in any and all capacities, to sign a registration statement to be filed with the Securities and Exchange Commission (the "Commission") on Form S-3 in connection with the offering by M.D.C. Holdings, Inc., a Delaware corporation (the "Company"), of $300,000,000 of the Company's Common Stock, par value $.01 per share, Preferred Stock, par value $.01 per share and/or Debt Securities (including the guaranties of such Debt Securities by the subsidiaries of M.D.C. Holdings, Inc. listed below), and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission; and to sign all documents in connection with the qualification and sale of the Common Stock with Blue Sky authorities and with the National Association of Securities Dealers, Inc.; granting unto said attorneys-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, hereby ratifying and confirming all that said attorneys-in-fact lawfully do or cause to be done by virtue hereof.


Date:  July 25, 2002              /s/ Larry A. Mizel
                                  -----------------------
                                  Larry A. Mizel

Date:  July 25, 2002              /s/ David D. Mandarich
                                  -----------------------
                                  David D. Mandarich

Date:  July 25, 2002              /s/ David Blackford
                                  -----------------------
                                  David Blackford

Date:  July 25, 2002              /s/ Steven J. Borick
                                  -----------------------
                                  Steven J. Borick

Date:  July 25, 2002              /s/ Herbert T. Buchwald
                                  -----------------------
                                  Herbert T. Buchwald

Date:  July 25, 2002              /s/ William B. Kemper
                                  -----------------------
                                  William B. Kemper


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GUARANTORS OF DEBT SECURITIES


Richmond American Homes of California, Inc.
Richmond American Homes of Maryland, Inc.
Richmond American Homes of Nevada, Inc.
Richmond American Homes of Virginia, Inc.
Richmond American Homes of Arizona, Inc.
Richmond American Homes of Colorado, Inc.
M.D.C. Land Corporation
RAH of Texas, LP
RAH Texas Holdings, LLC
Richmond American Construction, Inc.
Richmond American Homes of California (Inland Empire), Inc.
Richmond American Homes of Texas, Inc.
Richmond American Homes of Utah, Inc.
Richmond American Homes of West Virginia, Inc.